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                                                                    Exhibit 21

                            THE DIAL CORPORATION
                          SIGNIFICANT SUBSIDIARIES




                                                    STATE OR JURISDICTION
            SIGNIFICANT SUBSIDIARY                     OF INCORPORATION

Dial Brands Arizona, Inc.                                 Arizona
Dial Brands Holding, Inc.                                 Arizona
Dial Post Retirement Liability Management Company           Iowa
Nuevo Federal, S.A.                                      Argentina
Sarah Michaels, Inc.                                      Delaware